                                                                      Exhibit 99



                         MOORESVILLE SAVINGS BANK, SSB
                   EMPLOYEES SAVINGS AND PROFIT SHARING PLAN

                               FINANCIAL REPORT
                                  (Compiled)

                               DECEMBER 31, 2000

                                   CONTENTS

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INDEPENDENT ACCOUNTANT'S REPORT                                           1
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FINANCIAL STATEMENTS

  Statements of net assets available for benefits                         2

  Statement of changes in net assets available for benefits               3

SUPPLEMENTARY INFORMATION

  Schedule H - Assets held for investment purposes at end of year         5
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                        INDEPENDENT ACCOUNTANT'S REPORT


To the Plan Administrator
Mooresville Savings Bank, SSB
 Employees Savings and Profit Sharing Plan
Mooresville, North Carolina

We have compiled the accompanying statements of net assets available for benefits of the Mooresville Savings Bank, SSB Employees Savings and Profit Sharing Plan as of December 31, 2000 and 1999, and the related statement of changes in net assets available for benefits for the year ended December 31, 2000 in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting information that is the representation of management in the form of financial statements. We have not audited or reviewed the accompanying financial statements or supplementary schedule and, accordingly, do not express an opinion or any other form of assurance on them.

The Plan Administrator has elected to omit substantially all of the disclosures required by accounting principles generally accepted in the United States of America. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the plan's net assets available for benefits and changes therein. Accordingly, these financial statements are not designed for those who are not informed about such matters.



Charlotte, North Carolina
August 6, 2001

MOORESVILLE SAVINGS BANK, SSB
 EMPLOYEES SAVINGS AND PROFIT SHARING PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
December 31, 2000 and 1999
See Accountant's Report

                                                                              2000                  1999
----------------------------------------------------------------------------------------------------------
ASSETS
 Investments at fair value                                             $   1,952,554         $   1,509,496
 Due from broker for securities transaction pending                                -                   209
 Accrued interest and dividends                                                    -                21,586
                                                                       -----------------------------------
    Total assets                                                           1,952,554             1,531,291
                                                                       -----------------------------------

LIABILITIES
 Trust and record keeping fees payable                                             -                   652
                                                                       -----------------------------------

    Net assets available for benefits                                  $   1,952,554             1,530,639
                                                                       ===================================

MOORESVILLE SAVINGS BANK, SSB
 EMPLOYEES SAVINGS AND PROFIT SHARING PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
Year Ended December 31, 2000
See Accountant's Report


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Additions to net assets attributed to:
 Investment income:
  Net appreciation in fair value of investments                      $  356,662
  Interest and dividends                                                  2,207
                                                                     ----------
                                                                        358,869
 Contributions, participants                                             77,342
                                                                     ----------
    Total additions                                                     436,211
                                                                     ----------
Deductions from net assets attributed to:
 Benefits paid to participants                                           14,116
 Administrative expenses                                                    180
                                                                     ----------
    Total deductions                                                     14,296
                                                                     ----------
    Net increase                                                        421,915
Net assets available for benefits:
 Beginning of year                                                    1,530,639
                                                                     ----------
 End of year                                                         $1,952,554
                                                                     ==========

                         MOORESVILLE SAVINGS BANK, SSB
                   EMPLOYEES SAVINGS AND PROFIT SHARING PLAN

        SCHEDULE H - ASSETS HELD FOR INVESTMENT PURPOSES AT END OF YEAR
                               December 31, 2000
                 Sponsor Federal I.D. #56-0326988 (Plan #002)
                            See Accountant's Report

                                                 Description of investment
                                                 including maturity date,
     Identity of issuer, borrower,             rate of interest, collateral,               Current
      lessor, or similar party                    par or maturity value                     value
-----------------------------------------------------------------------------------------------------
   Money market:
*  Salomon Smith Barney             Smith Barney - Retire Port money market fund           $    1,657
                                                                                           ----------

   Common stock:
*  Coddle Creek Financial Corp.     Common stock (127,376 shares)                           1,426,232
                                                                                           ----------

   Mutual funds:
*  Salomon Smith Barney             Aim Value Fund (272 shares)                                 3,409
*  Salomon Smith Barney             Alliance Technology Fund (7 shares)                           612
*  Salomon Smith Barney             MCM Stable Value (4,962 shares)                            58,241
*  Salomon Smith Barney             MFS Mass Investors Trust (16 shares)                          326
*  Salomon Smith Barney             Salomon Brothers Smallcap growth fund
                                      (17 shares)                                                 235
*  Salomon Smith Barney             Smith Barney Aggressive Growth (48 shares)                  4,513
*  Salomon Smith Barney             Smith Barney Fundamental Value Fund
                                      (95 shares)                                               1,401
*  Salomon Smith Barney             Smith BarneyInternational All Cap Growth
                                      (118 shares)                                              2,036
*  Salomon Smith Barney             Smith Barney S&P 500 Index (32,183 shares)                430,610
*  Salomon Smith Barney             Smith Barney U.S. Government Securities
                                      (26 shares)                                                 343
*  Salomon Smith Barney             Van Kampen Emerging Growth (20 shares)                      1,275
                                                                                           ----------
                                                                                            1,930,890
                                                                                           ----------

*  Loans to participants                                                                       21,664
                                                                                           ----------
                                                                                           $1,952,554
                                                                                           ==========

* Represents a party in interest.